UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 20, 2012

ASSOCIATED BANC-CORP

(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road Green Bay, Wisconsin 54304
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 491-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure.

On August 20, 2012, Associated Banc-Corp (the “Company”) submitted redemption notices to the respective trustees for the following trust preferred securities:  (1) the $150,000,000 in outstanding aggregate principle amount of 7-5/8% Trust Originated Preferred SecuritiesSM issued by ASBC Capital I (CUSIP 00209E207) (the “ASBC TOPrSSM”), and (2) the $15,000,000 in aggregate principle amount of MMCapSSM issued by SFSC Capital Trust II (the “SFSC MMCapS”).

In accordance with the notices, the Company intends to redeem the ASBC TOPrS effective October 1, 2012 and the SFSC MMCapS effective October 23, 2012.  Each of the ASBC TOPrS and the SFSC MMCapS will be redeemed at a price equal to their liquidation value ($25 and $1,000 per security, respectively), plus accrued and unpaid distributions to the respective redemption dates.

Pursuant to their terms, the ASBC TOPrS became redeemable beginning on May 30, 2007 and at any time thereafter, and the MMCapS may be redeemed on any interest payment date after April 23, 2009.  In addition, the Company intends to redeem the $15,000,000 in aggregate principle amount of MMCapSSM issued by SFSC Capital Trust I effective November 7, 2012, the next optional redemption date with respect to the securities.

Item 8.01.

Other Events.

The information provided under Item 7.01 of this report is incorporated by reference in this Item 8.01.

FORWARD LOOKING STATEMENTS

Statements made in this report that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” “outlook,” or similar expressions.  Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the Company’s most recent Annual Report on Form 10-K and subsequent SEC filings

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED BANC-CORP

Dated: August 20, 2012	By: /s/ Randall J. Erickson
Randall J. Erickson Executive Vice President, General Counsel and Corporate Secretary

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